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                       DELAWARE GROUP EQUITY FUNDS V, INC.


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Group Equity Funds V, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting held on November 19, 1998, adopted resolutions classifying and allocating unallocated and unissued common stock of the Corporation as follows:

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                                                  Number        Par Value per
                                                  ------        -------------
                  Class                          of Shares          Share
                  -----                          ---------          -----
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Mid-Cap Value Fund A Class                  100,000,000 Shares      $0.01
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Mid-Cap Value Fund B Class                   25,000,000 Shares      $0.01
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Mid-Cap Value Fund C Class                   25,000,000 Shares      $0.01
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Mid-Cap Value Fund Institutional Class       50,000,000 Shares      $0.01
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Small Cap Contrarian Fund A Class           100,000,000 Shares      $0.01
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Small Cap Contrarian Fund B Class            25,000,000 Shares      $0.01
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Small Cap Contrarian Fund C Class            25,000,000 Shares      $0.01
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Small Cap Contrarian Fund Institutional
Class                                        50,000,000 Shares      $0.01
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         SECOND: The shares of each Class of the Mid-Cap Value and Small Cap
Contrarian Fund series shall have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Charter of the Corporation.



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                  THIRD: The shares of the Mid-Cap Value and Small Cap
Contrarian Fund series have been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

         IN WITNESS WHEREOF, Delaware Group Equity Funds V, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 16th day of December, 1998.


                                        DELAWARE GROUP EQUITY FUNDS V, INC.




                                        By: /s/ George M. Chamberlain, Jr.
                                            ------------------------------
                                            George M. Chamberlain, Jr.
                                            Senior Vice President and
                                            Secretary and General Counsel



Attest:


/s/Michael D. Mabry
-------------------------------------
Michael D. Mabry
Assistant Vice President
Assistant Secretary and Senior Counsel



                  THE UNDERSIGNED, Senior Vice President, Secretary and General Counsel of DELAWARE GROUP EQUITY FUNDS V, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                /s/ George M. Chamberlain, Jr.
                                                -------------------------------
                                                George M. Chamberlain, Jr.